UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 5, 2012 (June 29, 2012)

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 29, 2012, Supreme Industries, Inc., as Parent (the “Parent”), Supreme Indiana Operations, Inc., a Delaware corporation, and certain of its subsidiaries who are signatories to the Credit Agreement (collectively, the “Borrowers”) entered into an amendment of the September 14, 2011 Credit Agreement (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC, a Delaware limited liability company (the “Agent”).

This amendment (the “First Amendment to Credit Agreement”) provides that the Borrowers must implement a perpetual inventory management system reasonably satisfactory to the Agent as soon as practicable but not later than December 31, 2012.

The foregoing description of the First Amendment to Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the First Amendment to Credit Agreement which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                  Exhibits.

Exhibit No.	Exhibit Description

10.1	First Amendment to Credit Agreement by and among Supreme Industries, Inc., Supreme Indiana Operations, Inc., and certain of its subsidiaries, and Wells Fargo Capital Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: July 5, 2012	By:	/s/ Matthew W. Long
Matthew W. Long
Interim Chief Executive Officer,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement by and among Supreme Industries, Inc., Supreme Indiana Operations, Inc., and certain of its subsidiaries, and Wells Fargo Capital Finance, LLC